UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
 (RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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AmREIT, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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8 Greenway Plaza, Suite 1000

Houston, Texas 77046

(713) 850-1400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of AmREIT, Inc. to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 on Thursday, April 18, 2013 at 10:00 a.m. Central Daylight Time. The Annual Meeting is being held for the following purposes:

1.	To elect seven directors to serve until their successors are duly elected and qualify (Proposal One);
2.	To approve an amendment to our charter to change 50% of the outstanding shares of our Class A common stock into shares of our Class B common stock, on a one-for-one basis (Proposal Two);
3.	If Proposal Two is approved, to approve an amendment to our charter to change the remaining outstanding shares and unissued shares of our Class A common stock into shares of our Class B common stock on a one-for-one basis, on or before September 30, 2013 (Proposal Three);
4.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal Four);
5.	To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years (Proposal Five); and
6.	To transact any other business that may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote “FOR” each nominee for director; “FOR” Proposal Two; “FOR” Proposal Three; “FOR” Proposal Four; and “3 YEARS” for Proposal Five.

The Board of Directors fixed March 4, 2013 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A form of proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are enclosed with this Notice of Annual Meeting of Stockholders and Proxy Statement. Our Annual Report does not constitute part of this Proxy Statement.

YOUR VOTE IS IMPORTANT

Submitting your proxy card does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits us by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy card as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is exercised by (i) delivering written notice of revocation to our Corporate Secretary, Chad C. Braun, at the address listed above; (ii) submitting to us a duly executed proxy card bearing a later date; (iii) voting via telephone at a later date; or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later-dated proxy card is received by our Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m. Central Daylight Time on April 17, 2013.

When you submit your proxy card, you authorize H. Kerr Taylor and Chad C. Braun or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, to vote for the election of the director nominees (Proposal One), to vote for the amendments to our charter set forth in Proposals Two and Three, to vote for the advisory vote on executive compensation (Proposal Four), to vote for the frequency of holding an advisory vote on executive compensation as once every three years (Proposal Five), and to vote for any adjournments or postponements of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
annual Meeting to be held on April 18, 2013.

This Proxy Statement and AmREIT’s Annual Report are available at http://amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17627

By Order of the Board of Directors,

Chad C. Braun

Secretary

March 11, 2013

Houston, Texas

8 Greenway Plaza, Suite 1000

Houston, Texas 77046

(713) 850-1400

_______________________________________

PROXY STATEMENT FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS

_______________________________________

The Board of Directors of AmREIT, Inc. is soliciting proxies to be voted at the 2013 Annual Meeting of Stockholders, or Annual Meeting, to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 on Thursday, April 18, 2013, at 10:00 a.m. Central Daylight Time. This Proxy Statement, a form of proxy card and an Annual Report to stockholders for the fiscal year ended December 31, 2012, or Annual Report, are first being mailed to stockholders on or about March 11, 2013. Although the Annual Report is being mailed to stockholders with this Proxy Statement, it does not constitute part of this Proxy Statement. When used in this Proxy Statement, the terms “AmREIT,” “we,” “us” or “our” refer to AmREIT, Inc.

Who Can Vote

Only stockholders of record as of the close of business on the record date, March 4, 2013, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of such date, we had 11,657,563 shares of our Class A common stock, par value $0.01 per share (the “Class A common stock”) and 4,465,725 shares of our Class B common stock, par value $0.01 per share (the “Class B common stock” and together with the Class A common stock, the “common stock”) outstanding. Class A and Class B common stockholders vote together as a single class. For each matter to be voted upon, you have one vote for each share of common stock that you owned as of the close of business on March 4, 2013.

Stockholder of Record: Shares Registered in Your Name. If, on March 4, 2013, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy as set forth below.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on March 4, 2013, your shares of common stock were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

How You Can Vote

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization by mail, by telephone or over the Internet. Proxies validly delivered by stockholders (by mail, telephone or Internet as described below) and timely received by us will be voted in accordance with the instructions contained therein. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

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You may vote using any of the following methods:

•	BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope that we have provided. If your signed proxy card is received by the close of business on April 17, 2013, then we will vote your shares as you direct;
•	BY PHONE: Call 1-800-776-9437 and use any touch-tone telephone to transmit your voting instructions on or before 11:59 p.m. Central Daylight Time on April 17, 2013. Have your proxy card in hand when you call and follow the instructions as prompted;
•	BY INTERNET: Go to www.voteproxy.com to transmit your voting instructions on or before 11:59 p.m. Central Daylight Time on April 17, 2013. Have your proxy card in hand when you access the website and follow the instructions as prompted; or
•	BY ATTENDING THE ANNUAL MEETING IN PERSON: The Annual Meeting will be held at 10:00 a.m. Central Daylight Time on April 18, 2013 at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

You may revoke your proxy at any time before it is exercised by:

•	Sending written notice of revocation to our Corporate Secretary, Chad C. Braun, at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046;
•	Timely delivering a properly executed, later-dated proxy card;
•	Voting by telephone at a later date; or
•	Voting in person at the Annual Meeting.

However, no revocation under either the first or second bullet above shall be effective until written notice of the revocation or a later-dated proxy card is received by our Corporate Secretary at or before the Annual Meeting, and no revocation by telephone shall be effective unless received on or before 11:59 p.m. Central Daylight Time on April 17, 2013.

If you return a proxy card that is signed and dated but that does not make any voting selections, your shares will be voted “FOR” the election of all seven nominees for director, “FOR” the amendments to our charter set forth in Proposals Two and Three, “FOR” the advisory vote on executive compensation and for “3 YEARS” with respect to the frequency of holding an advisory vote on executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his discretion. We do not anticipate that any other matters will be raised at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from us. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with the proxy materials or contact your broker, bank or other agent to request a proxy card.

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Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. Class A and Class B common stockholders vote together as a single class. As of the close of business on March 4, 2013, the record date, there were 11,657,563 shares of Class A common stock and 4,465,725 shares of Class B common stock, resulting in an aggregate of 16,123,288 shares of Class A and Class B common stock outstanding and entitled to vote. Thus, 8,061,645 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you vote in person at the Annual Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent). Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered to be “routine” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

Under applicable rules of the New York Stock Exchange, or NYSE, Proposal One (election of directors) and Proposals Two, Three, Four and Five are non-routine proposals; accordingly, your broker, bank or other agent is not entitled to vote your shares without your instructions. In the event that your broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) “FOR” and “WITHHELD” votes and broker non-votes with respect to Proposal One (election of directors), (ii) “FOR,” “AGAINST” and “ABSTAIN” with respect to Proposals Two and Three (amendments to our charter), (iii) “FOR,” “AGAINST” and “ABSTAIN” with respect to Proposal Four (advisory vote on executive compensation), and (iv) “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” with respect to Proposal Five (advisory vote on the frequency of stockholder votes on executive compensation). The votes needed to approve each proposal are as set forth below.

•	Proposal One (election of directors). The affirmative vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. Therefore, for the seven director positions, the nominees who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. If you vote “WITHHELD” with respect to one or more nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
•	Proposals Two and Three (amendments to our charter). To be approved, each of Proposal Two and Proposal Three must receive “FOR” votes from holders of at least a majority of our outstanding shares of common stock entitled to vote on each proposal. For purposes of the vote on each of Proposals Two and Three, abstentions and broker non-votes will have the same effect as a vote against the proposal.
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•	Proposal Four (advisory (non-binding) vote on executive compensation). The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the approval of Proposal Four. For purposes of the vote on Proposal Four, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
•	Proposal Five (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation). The option of “1 YEAR,” “2 YEARS” or “3 YEARS” that receives a majority of all votes cast at a meeting at which a quorum is present will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. For purposes of the vote on Proposal Five, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by AmREIT. Proxies may be solicited on our behalf by our directors, executive officers or other employees in person or by telephone, facsimile or other electronic means. Directors, executive officers and other employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Householding of Proxy Materials

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, banks and other agents, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” provides extra convenience for stockholders and cost savings for companies.

Brokers, banks or other agents may be householding our proxy materials by delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker, bank or other agent if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to our Corporate Secretary, Chad C. Braun, at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 or by calling (713) 850-1400. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

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PROPOSAL ONE
ELECTION OF DIRECTORS

At the Annual Meeting, seven persons will be elected to serve on our Board of Directors, each for a one-year term or until his successor is duly elected and qualifies. Directors are elected by a plurality of votes cast at the Annual Meeting in the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Except for Mr. Taylor, set forth below are descriptions of the backgrounds and business experience of each of our current directors and the period of time during which he has served as a director. Each of our current directors has been nominated for re-election to our Board of Directors. There are no family relationships among any of the members of our Board of Directors.

Director Nominees

H. Kerr Taylor. For a description of the background and business experience of Mr. Taylor, see “Executive Officers.”

Robert S. Cartwright, Jr., age 63, has been a director of AmREIT or one of our predecessors since 1993 and currently serves as the Chairman of our Nominating and Corporate Governance Committee. Mr. Cartwright is a Professor of Computer Science at Rice University. Mr. Cartwright earned a bachelor’s degree magna cum laude in Applied Mathematics from Harvard College (Phi Beta Kappa) in 1971and a doctoral degree in Computer Science from Stanford University in 1977. Mr. Cartwright has been a member of the Rice faculty since 1980 and twice served as department Chair. Mr. Cartwright has compiled an extensive record of professional service. He is a Fellow of the Association for Computing Machinery (ACM), a member of the Sun Microsystems Developer Advisory Council and a member of the Computer Science Advisory Committee for Prairie View A&M University. He served on the ACM Education Board from 1997 to 2006 and the Board of Directors of the Computing Research Association from 1994 to 2000. Mr. Cartwright has served as a charter member of the editorial boards of two professional journals and has also chaired several major ACM conferences. From 1991 to 1996, he was a member of the ACM Turing Award Committee which selects the annual recipient of the most prestigious international prize for computer science research. Mr. Cartwright's knowledge of AmREIT, experience as a member of our Board of Directors and extensive educational and business experience contribute to the mix of qualifications and experience our Board of Directors seeks to maintain.

Philip Taggart, age 82, has been a director of AmREIT or one of our predecessors since 2000. Mr. Taggart currently serves on the boards of directors of Wave Imaging Technology, Inc. and served on the Board of Directors of the Foundation of Texas State Technical College for 10 years. Mr. Taggart has specialized in investor relations activities since 1964 and is the President and Chief Executive Officer of Taggart Financial Group, Inc., an investment adviser firm registered in the State of Texas. He is the co-author of the book “Taking Your Company Public” and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston. Mr. Taggart’s knowledge of AmREIT, experience as a member of our Board of Directors and extensive investor and public relations experience for public and private companies contribute to the mix of qualifications and experience our Board of Directors seeks to maintain.

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H. L. “Hank” Rush, Jr., age 61, has been a director of AmREIT or one of our predecessors since 2006 and currently serves as our lead independent director. In 2008, Mr. Rush was appointed to serve as the President and Chief Executive Officer of The Star of Hope Mission, Houston’s 104 year old mission to Houston’s homeless. This role answers a life-long desire to serve in full-time ministry while utilizing the business skills developed in his professional life. From 2005 to 2008, Mr. Rush served as Executive Vice President and Chief Operating Officer, President and Chief Executive Officer, and as a member of the Compensation Committee of the Board of Directors of PropertyInfo Corporation, a wholly-owned subsidiary of Stewart Information Services Corp. PropertyInfo Corporation provides real estate information and online software tools for the title, realtor, lender, builder/developer and government sectors of the real estate industry. Mr. Rush has over 20 years of senior executive and start-up management experience in IT development and outsourcing, residential and commercial construction and energy. Prior to joining PropertyInfo Corporation, Mr. Rush served as chairman and co-founder of EC Power, Inc., an Internet transaction services company, for ten years. In addition, he founded and served for eight years as President and Chief Executive Officer of a high-end residential construction company in Houston and served as a senior executive with BMC Software, Inc., where he managed the initial phase of BMC’s new headquarters' land acquisition and construction. Texas Eastern Corp., now Spectra Energy, was his professional home for almost 17 years prior to his move to BMC. Mr. Rush’s knowledge and experience as a President, Chief Executive Officer and Chief Operating Officer of a variety of different companies, combined with his experience and knowledge of AmREIT contribute to the mix of qualifications and experience our Board of Directors seeks to maintain.

Mack D. Pridgen III, age 63, has been a director of AmREIT or one of our predecessors since 2007 and currently serves as the Audit Committee Chair. From 1997 until March 2007, Mr. Pridgen served as general counsel, vice president and secretary of Highwoods Properties, Inc. (NYSE:HIW), a commercial real estate investment trust that owns and operates primarily suburban office properties, as well as industrial, retail and residential properties. Prior to joining Highwoods Properties, Inc., Mr. Pridgen was a partner with Smith, Helms, Mulliss and Moore, LLP, with a specialized focus on the tax, corporate and REIT practices. Mr. Pridgen also served as a tax consultant for Arthur Andersen & Co. for 15 years. Mr. Pridgen received his Bachelor of Business Administration and Accounting degree from the University of North Carolina at Chapel Hill and his law degree from the University of California at Los Angeles School of Law. Mr. Pridgen’s knowledge and experience in the area of accounting and tax, especially for REITs, his experience as a former executive with a publicly-traded REIT, and his knowledge of AmREIT contribute to the mix of qualifications and experience our Board of Directors seeks to maintain.

Brent M. Longnecker, age 56, has been a director of AmREIT or one of our predecessors since 2007 and currently serves as the Compensation Committee Chair. Mr. Longnecker also serves as a director and on the audit and compensation committees for Momentum Healthcare Services, Inc. Since 2003, Mr. Longnecker has served as President of Longnecker & Associates, an executive compensation and corporate governance consulting firm. From June 1999 to 2003, Mr. Longnecker served as president of Resources Consulting Group, and executive vice president of Resources Connection. Mr. Longnecker has over 20 years of consulting experience, including as National Principal-In-Charge for the Performance Management and Compensation Consulting Practice of Deloitte & Touche and as partner at KPMG Peat Marwick. Mr. Longnecker’s consulting experience includes working with real estate companies, including publicly traded companies, on corporate governance issues and on the management of their assets. Mr. Longnecker received Bachelor of Business Administration and Masters of Business Administration degrees from the University of Houston. Mr. Longnecker’s knowledge and experience in the area of executive compensation and corporate governance with both public and private real estate companies and REITs, and his knowledge of and experience with AmREIT contribute to the mix of qualifications and experience our Board of Directors seeks to maintain.

Scot J. Luther, age 50, has been a director of AmREIT or one of our predecessors since 2007. Since 2003, Mr. Luther has served as president and sole owner of Luther Properties, LLC, a commercial real estate development company that develops and manages retail property. During the past eight years, Luther Properties, LLC has acquired and developed 25 retail and medical properties totaling over 300,000 square feet in three states. Prior to the formation of Luther Properties, LLC, Mr. Luther spent a combined 12 years as director of acquisitions for CenterAmerica Property Trust, a Morgan Stanley-owned real estate investment trust and as leasing executive at Weingarten Realty Investors, a publicly traded REIT (NYSE:WRI). Mr. Luther received his Bachelor of Finance and Masters in Land Economics & Real Estate degrees from Texas A&M University in College Station, Texas and a law degree from South Texas College of Law in Houston, Texas. Mr. Luther’s knowledge and experience in the real estate industry contribute to the mix of qualifications and experience our Board of Directors seeks to maintain.

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Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•	Independence as a director and any potential conflicts of interest;
•	Significant level of experience in situations that have demonstrated strong character qualities within a business leadership role;
•	Has a wide variety of successful business and personal experiences;
•	Required and appropriate expertise when combined with other board members;
•	Possesses the ‘5C’ elements of core values, character, competence, communication and community; and
•	Any other factors that the Board of Directors deems appropriate.

The Board of Directors recommends a vote “FOR” each nominee named above.

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CORPORATE GOVERNANCE

Statement on Corporate Governance

We are dedicated to establishing and maintaining the highest standards of corporate governance. Our Board of Directors has implemented corporate governance measures that are designed to serve the long-term interests of our stockholders and to further align the interests of executive officers and directors with our stockholders. Measures approved by the Board of Directors, including through the adoption of a Code of Business Conduct and Ethics and Corporate Governance Guidelines and other policies, include, but are not limited to, the following:

•	prohibiting the re-pricing of any options issued pursuant to our incentive plan;
•	increasing the overall independence of our Board of Directors and its constituent committees;
•	scheduling executive sessions of the non-management directors on a regular basis;
•	conducting annual evaluations of our Board of Directors, its constituent committees and individual directors;
•	establishing share ownership guidelines for our executive officers and directors;
•	encouraging that directors visit our properties;
•	limiting members of our Audit Committee to service on not more than two other public company audit committees without the prior approval from our Board of Directors;
•	adopting a Pre-Approval Policy for audit and non-audit services rendered by our independent auditors;
•	limiting our Chief Executive Officer’s service to not more than two other public company boards of directors;
•	adopting formal charters for the constituent committees of our Board of Directors; and
•	annually reviewing and, if necessary, revising our existing committee charters.

Board of Directors

Pursuant to our charter and our bylaws, our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with the Chairman and our other executive officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its constituent committees. Directors have complete access to our executive officers and our independent auditors. Our Board of Directors and each of its constituent committees also have the authority to retain, at AmREIT’s expense, outside counsel, consultants or other advisors in the fulfillment of their duties.

Independence of Directors

Pursuant to our Corporate Governance Guidelines, which require that a majority of our directors be “independent” as the term is defined by the listing standards of the NYSE, our Board of Directors undertook a review of the independence of directors nominated for election at the Annual Meeting. During this review, our Board of Directors considered all transactions that occurred and all relationships that existed during 2012 between AmREIT and each director or any member of his or her immediate family. The purpose of this review is to determine whether any such transactions or relationships were inconsistent with a determination that the director is independent pursuant to the NYSE listing standards.

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As a result of this review, our Board of Directors affirmatively determined that each of the directors nominated for election at the Annual Meeting are, with the exception of Mr. Taylor, independent.

Meetings and Committees of the Board of Directors

During 2012, our Board of Directors held four regular quarterly meetings and no special meetings. Each of the directors attended all of the meetings held by our Board of Directors and each of its constituent committees on which such directors served during 2012. Additionally, all of our directors were in attendance either in person or by teleconference at our 2012 Annual Meeting of Stockholders.

The Board of Directors has established three permanent committees that have certain responsibilities for our governance and management. These committees are the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee. The Board of Directors has adopted charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees, which can be found on the Investor Relations page of our corporate website at www.amreit.com under the heading “Corporate Governance.” AmREIT will also provide a copy of these charters to any stockholder, without charge, upon written request to our Corporate Secretary, Chad C. Braun, at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

The Board of Directors has determined that our Audit Committee is comprised entirely of directors who meet the independence and financial literacy requirements of the NYSE listing standards and that Mr. Pridgen, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined by the rules of the SEC. In addition, the Board of Directors has determined that our Compensation and Nominating and Corporate Governance Committees are comprised entirely of directors who meet the independence requirements of the NYSE listing standards. The current membership of each constituent committee of the Board of Directors is set forth below.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
H. Kerr Taylor (1)
Robert S. Cartwright, Jr.	X		Chairman
Philip Taggart	X	X
H. L. “Hank” Rush, Jr. (2)		X
Mack D. Pridgen III	Chairman
Brent M. Longnecker		Chairman	X
Scot J. Luther			X

____________________________

(1)	Chairman of the Board of Directors.
(2)	Lead Independent Director.

Audit Committee

The Audit Committee’s responsibilities include preparing the Audit Committee Report for inclusion in our annual proxy statement, reviewing the Audit Committee charter and the Audit Committee’s performance, providing assistance to our Board of Directors in fulfilling its responsibilities with respect to the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications, performance and independence and the performance of our outsourced internal audit function. In addition, the Audit Committee has the authority to recommend to the Board of Directors the selection of the independent registered public accounting firm which reports directly to the Audit Committee, approve the engagement fee of such firm and pre-approve the audit services and any permitted non-audit services that the firm may provide to us. Further, our Audit Committee reviews the scope of audits as well as the annual audit plan, evaluates matters relating to our audit and internal controls and approves all related party transactions. The Audit Committee also oversees investigations into complaints concerning financial matters. During 2012, our Audit Committee met four times. In addition to its regular quarterly meetings, our Audit Committee also holds separate executive sessions, outside the presence of senior management, with our independent auditors on a quarterly basis.

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Compensation Committee

The Compensation Committee’s responsibilities include establishing and reviewing the Company’s overall compensation philosophy, reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer and other executive officers’ compensation, evaluating the performance of our Chief Executive Officer and other executive officers in light of our corporate goals and objectives and recommending to the independent directors the compensation level for each such person, reviewing and recommending to the Board of Directors any changes in incentive compensation and equity-based compensation plans and establishing such processes and procedures as the committee deems appropriate for assessing the appropriate level of risk in our compensation policies and practices for our employees. The Compensation Committee may delegate its responsibilities to a sub-committee comprised solely of its members and may retain consultants or advisors to assist it in carrying out its duties. During 2012, the Compensation Committee met three times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s duties include adopting criteria for recommending candidates for election or re-election to our Board of Directors and its constituent committees, retaining consultants or advisors to assist in the identification or evaluation of director nominees, considering issues and making recommendations regarding the size and composition of the membership our Board of Directors. During 2012, the Nominating and Corporate Governance Committee met one time.

Director Nomination Procedures

Director Qualifications. Our Nominating and Corporate Governance Committee has established policies for the desired attributes of the directors who comprise the membership of our Board of Directors. The Nominating and Corporate Governance Committee seeks to ensure that a majority of the members of the Board of Directors are independent. Each director generally may not serve as a member of more than six other public company boards. Each member of our board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, maintain high performance standards, and must be committed to representing our long-term interests. Above all, we look for individuals who possess sound character, competence, communication skills and the ability to engender chemistry among peers. In addition, director nominees must be committed to devoting the time and effort necessary to be responsible and productive members of our Board of Directors. Our Nominating and Corporate Governance Committee and Board of Directors value diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

Identifying and Evaluating Nominees. Our Nominating and Corporate Governance Committee regularly evaluates the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director nominees including judgment, skill, quality of character, experience with businesses and organizations comparable in size or scope to us, experience and skill relative to other members of our Board of Directors and specialized knowledge or experience. Though we have no formal policy addressing diversity, the Nominating and Corporate Governance Committee and Board of Directors believe that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints.

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In considering director candidates, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements discussed above, does not have any specific minimum qualifications that must be met by a nominee. Depending upon the then current needs of our Board of Directors, certain factors may be weighed more or less heavily or have greater or lesser influential value. The Nominating and Corporate Governance Committee considers candidates for the Board of Directors from any reasonable source, including current board members, stockholders, professional search firms or other persons. The Nominating and Corporate Governance Committee does not evaluate candidates differently based upon the source of the recommendation. The Nominating and Corporate Governance Committee has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates though, to date, it has not paid a fee to any third party to assist in the process of identifying or evaluating director nominees.

Stockholder Nominees. Our bylaws permit stockholders to nominate directors for consideration at annual meetings of stockholders. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominees for election to our Board of Directors and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a stockholder entitled to vote who delivers written notice along with the additional information and materials required by our bylaws to the Corporate Secretary not later than the close of business on the 120th day, and not earlier than the close of business on the 150th day, prior to the anniversary of the date of mailing of the notice for the preceding year’s annual meeting. For our 2014 Annual Meeting of Stockholders, the Corporate Secretary must receive such notice and related materials after the close of business on October 12, 2013, and prior to the close of business on November 11, 2013. You can obtain a copy of our bylaws by sending written correspondence to our Corporate Secretary, Chad C. Braun, at AmREIT, Inc., 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for service on our Board of Directors as set forth above as well as all information relating to the director nominee that is required pursuant to our bylaws and Regulation 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The nominee’s written consent to the nomination should also be included with the nomination submission, which should be addressed to our Corporate Secretary.

Executive Sessions

Pursuant to our Corporate Governance Guidelines, our independent directors are required to meet in separate executive sessions at least three times a year. Our independent directors met in executive sessions four times during 2012. These directors may invite the Chief Executive Officer or other executive officers, as they deem appropriate, to attend a portion of these sessions.

Contacting the Board of Directors

Our Board of Directors welcomes your questions and comments. If you would like to communicate directly with our Board of Directors, or if you have a concern related to our business ethics or conduct, financial statements, accounting practices or internal controls, then you may send written correspondence by mail to the Chairman of the Audit Committee at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

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Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, executive officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have posted this document on the Investor Relations page of our corporate website at www.amreit.com under the category “Corporate Governance.” AmREIT will also provide a copy of this document to any person, without charge, upon written request to 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, Attention: Chad C. Braun, Secretary. The purpose of the Code of Business Conduct and Ethics is to (i) promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and (iii) promote compliance with all applicable rules and regulations that apply to AmREIT and our directors and executive officers. Any waiver of or amendment to the Code of Business Conduct and Ethics for an executive officer or director will be promptly disclosed to stockholders by posting such information on our corporate website.

Corporate Leadership Structure

Since our inception, Mr. Taylor has served as Chairman of our Board of Directors and Chief Executive Officer. The Board of Directors believes that our consolidated leadership structure is in the best interests of our stockholders because it provides an efficient and effective management model which fosters direct accountability, effective decision-making and alignment of corporate strategy between our Board of Directors and management. Because we have combined the role of Chairman and Chief Executive Officer, Mr. Rush, one of our independent directors, serves as the lead independent director for all meetings. Mr. Rush presides at all executive sessions of the Board of Directors, consults with Mr. Taylor regarding agendas for meetings of the Board of Directors and its constituent committees and acts as a liaison to facilitate teamwork and communication between our executive officers and the independent directors.

Board Oversight of Risk

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of risks applicable to us. Our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. At the committee level, (i) the Audit Committee oversees the management of accounting, financial, legal and regulatory risks; (ii) the Compensation Committee oversees the management of risks relating to our executive compensation program; and (iii) the Nominating and Corporate Governance Committee oversees the management of risks associated with the independence of the members of the Board of Directors and potential conflicts of interest. While each committee is directly responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors, Executive Officers and Beneficial Owners of More Than 5% of Common Stock

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of March 4, 2013 by (1) all current directors, (2) each named executive officer, (3) each person known by us to own beneficially more than 5% of our outstanding shares of common stock and (4) all directors and executive officers as a group. The number of shares beneficially owned by each entity, person, director or named executive officer is determined pursuant to the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, each person listed below has sole voting and investment power with respect to their shares of stock (except to the extent authority is shared by spouses under applicable law) and has an address of AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046. To our knowledge, none of the shares beneficially owned by our directors or executive officers are pledged as security for an obligation.

NAME OF BENEFICIAL OWNER	SHARES OF CLASS A COMMON STOCK BENEFICIALLY OWNED (1)	PERCENTAGE OWNERSHIP OF CLASS A COMMON STOCK	SHARES OF CLASS B COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OWNERSHIP OF CLASS B COMMON STOCK	PERCENTAGE OWNERSHIP OF CLASS A AND CLASS B COMMON STOCK
5% Stockholders:
FMR LLC 82 Devonshire Street Boston, MA 02109(2)	—	—	250,000	5.60%	*
Named Executive Officers:
H. Kerr Taylor (3)	746,379	6.40%	153,062	3.39%	5.56%
Chad C. Braun (4)	73,138	*	68,063	1.51%	*
Tenel H. Tayar (5)	41,309	*	37,750	*	*
Directors:
Robert S. Cartwright, Jr. (6)	25,456	*	6,358	*	*
Philip Taggart (7)	16,594	*	6,208	*	*
H.L. “Hank” Rush, Jr. (8)	10,310	*	6,708	*	*
Brent M. Longnecker (9)	60,868	*	6,358	*	*
Scot J. Luther (10)	4,407	*	9,608	*	*
Mack D. Pridgen (11)	12,289	*	6,458	*	*
All Executive Officers and Directors as a Group (11 persons)	1,024,329	8.79%	369,448	8.17%	8.62%

____________________________

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)	The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on February 14, 2013 reporting beneficial ownership as of December 31, 2012. FMR LLC reported voting power over no shares and sole dispositive power over 250,000 shares of Class B common stock.

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(3)	Includes 118,204 and 153,062 restricted shares of Class A and Class B common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(4)	Includes 33,612 and 68,063 restricted shares of Class A and Class B common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(5)	Includes 22,024 and 37,750 restricted shares of Class A and Class B common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(6)	Includes 1,465 and 5,975 restricted shares of Class A and Class B common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(7)	Includes 1,275 and 5,875 restricted shares of Class A and Class B common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(8)	Includes 1,908 and 6,208 restricted shares of Class A and Class B common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(9)	Includes 1,463 and 5,975 restricted shares of Class A and Class B common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(10)	Includes 1,275 and 5,875 restricted shares of Class A and Class B common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(11)	Includes 1,599 and 6,041 restricted shares of Class A and Class B common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our securities with the SEC. Directors, certain officers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. Based solely upon a review of the reports furnished to us, or filed by us, with respect to 2012, we believe that all SEC filing requirements were satisfied.

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EXECUTIVE OFFICERS

Our officers serve one-year terms at the discretion of our Board of Directors. The following table sets forth our executive officers.

Name	Age	Offices Held
H. Kerr Taylor *	62	President and Chief Executive Officer
Chad C. Braun *	40	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary
Tenel H. Tayar *	42	Senior Vice President and Chief Investment Officer
Charles Scoville	53	Senior Vice President and Director of Leasing/Property Management
Brett Treadwell	43	Managing Vice President – Finance and Chief Accounting Officer

____________________________

* Indicates our named executive officers.

Set forth below are descriptions of the backgrounds and business experience of each of our executive officers and the period of time during which he has served in such position. There are no family relationships among any of the executive officers.

H. Kerr Taylor. As founder, Chairman of our Board of Directors and Chief Executive Officer, Mr. Taylor is responsible for overseeing the building of our fine team of professionals, cultivating our “5C” corporate culture, directing our strategic initiatives and expanding our investor and partner relationships. Since founding AmREIT in 1985, Mr. Taylor has led the growth of our team from three to more than 50 professionals, has grown our property portfolio to approximately $1 billion of real estate assets and has increased our investor base to more than 6,000 stockholders and partners. Mr. Taylor was selected and is qualified to serve as the chairman of our board of directors because of his intimate knowledge of AmREIT and its affiliated companies and his extensive experience within the real estate industry.

Education

•	Bachelor of Arts degree from Trinity University
•	Masters of Business Administration from Southern Methodist University
•	Doctor of Jurisprudence from South Texas College of Law
•	Post baccalaureate studies at the College of Biblical Studies and Harvard Business School

Industry Commitments

•	Board member of Houston’s Uptown District
•	Past board member of Park National Bank (now Frost Bank)
•	Lifetime member of the International Council of Shopping Centers
•	Member, Urban Land Institute
•	Member, Texas Bar Association

Community Commitments

•	Chairman of the Board and founder of Pathways for Little Feet
•	Past Chairman of the Board of LifeHouse of Houston
•	Past Co-Chairman of the Board of Millennium Relief and Development, Inc.
•	Elder of First Presbyterian Church and Chairman of its Strategic Planning Committee

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Chad C. Braun. As our Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, Mr. Braun is responsible for leading the corporate finance and accounting team as well as our equity capital and debt structuring initiatives. Mr. Braun has served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary since 2002 and as our Chief Operating Officer since March 2011. Mr. Braun joined us in 1999 and has helped lead our growth to approximately $1 billion in real estate assets. Prior to joining us in 1999, Mr. Braun served as a manager in the real estate advisory services group at Ernst & Young LLP where he provided extensive consulting and audit services to a number of real estate investment trusts, private real estate companies and other Fortune 500 companies.

Education

•	Bachelor of Business Administration degree in accounting and in finance from Hardin-Simmons University
•	Certified Public Accountant in the State of Texas

Industry Commitments

•	Member, National Association of Real Estate Investment Trusts
•	Member, Texas Society of Certified Public Accountants

Community Commitments

•	Vice Chairman, Stewardship Committee of Metropolitan Baptist Church in Houston, Texas
•	Member, Finance & Strategic Planning Committee of Cypress Christian School in Cypress, Texas
•	Board President, Cypress Christian School in Cypress, Texas

Tenel H. Tayar. Mr. Tayar serves as our Senior Vice President and Chief Investment Officer. Mr. Tayar has been with AmREIT since January 2003 and has served in his current positions since 2007. He leads the team responsible for creating and executing the investment strategy for AmREIT and its advised funds. Under Mr. Tayar’s leadership, this team has sourced, negotiated and closed over $700 million in real estate transactions. Mr. Tayar has 16 years of real estate experience. Prior to joining AmREIT, he served as the director of finance at The Woodlands Operating Company where he directed dispositions, construction financing and permanent financing for office, retail, industrial, land and multi-family properties, resulting in over $300 million in real estate transactions.

Education

•	Bachelor of Business Administration in finance from the University of Texas at Austin
•	Masters of Business Administration from Southern Methodist University

Industry Commitments

•	Member of the International Council of Shopping Centers
•	Member of the Urban Land Institute
•	Licensed Texas Real Estate Broker

Charles Scoville. Mr. Scoville serves as our Senior Vice President and Director of Leasing and Property Management. Mr. Scoville has served in his current positions since joining AmREIT in 2007, and he leads the leasing and property management team for AmREIT’s property and advised fund portfolio. In that capacity, he supervises a team of 10 leasing and property management professionals who are dedicated to enhancing the value of AmREIT properties on a daily basis. Prior to joining AmREIT in 2007, Mr. Scoville was vice president of leasing for the southwest region of New Plan Excel Realty Trust, one of the nation’s largest retail REITs. In that capacity, he was responsible for all leasing activities for a portfolio of over 100 shopping centers in seven states. Mr. Scoville began his commercial real estate career in 1980 as a project leasing agent for a Texas-based shopping center development firm. Since then, he has been active in the industry in various roles including acquisitions, dispositions, development, and property management in addition to leasing.

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Education

•	Bachelor of Business Administration with a real estate concentration from Southern Methodist University

Industry Commitments

•         Active member of the International Council of Shopping Centers

•         Certified Shopping Center Manager (CSM) since 1992

•         Licensed Texas Real Estate Broker since 1980

Community Commitments

•         Member of the Clear Lake Shores Economic Development Commission Advisory Committee

Brett P. Treadwell. Mr. Treadwell serves as our Managing Vice president of Finance and Chief Accounting Officer. Mr. Treadwell has served in his current positions since joining AmREIT in 2004, and he is responsible for leading AmREIT’s financial reporting team as well as assisting in establishing and executing AmREIT’s strategic financial initiatives. He oversees our filings with the SEC, our periodic internal reporting to management and our compliance with the Sarbanes-Oxley Act of 2002. Mr. Treadwell has over 20 years of accounting and financial experience and prior to joining us in 2004, he served as a senior manager with Arthur Andersen LLP and with PricewaterhouseCoopers, LLP. He has provided extensive audit services, regularly dealt with both debt and equity offerings for publicly traded and privately owned clients in various industries and has strong experience with SEC reporting and registration statements and offerings.

Education

•	Mr. Treadwell graduated Magna Cum Laude from Baylor University with a Bachelor of Business Administration and subsequently earned the CPA designation.

Industry Commitments

•         Member, National Association of Real Estate Investment Trusts

•         Member, Texas Society of Certified Public Accountants.

Community Commitments

•         Member, Chapelwood United Methodist Church

•         Member, Audit Committee of Ronald McDonald House

•         Advisory Board Member - Baylor Business Network of Houston

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee ensures that the total compensation paid to our executive leadership team is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of our executive leadership team, including the named executive officers, are similar to those provided to other executive officers of other REITs. The following Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and the Chief Investment Officer, whom we refer to collectively as our named executive officers, as determined in accordance with applicable SEC rules.

Compensation Objectives and Philosophy

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the company and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes that executive compensation packages provided by us to our executives, including our named executive officers, should include both cash and share-based compensation that reward performance as measured against established goals.

The Compensation Committee believes that measures such as funds from operations, or FFO, Core FFO, Total Shareholder Return, and growth in assets play an important part in setting compensation; however, the Compensation Committee also recognizes that often outside forces beyond the control of management, such as economic conditions, capital market conditions, changing retail and real estate markets and other factors, may contribute to less favorable near-term results. The Compensation Committee also strives to assess whether management is making appropriate strategic decisions that will allow us to succeed over the long term and build long-term stockholder value. These may include ensuring that we have the appropriate leasing pipelines to support strong operating results such as same store net operating income, building a pipeline of growth in our core markets both on balance sheet and off balance sheet, assessing our risks associated with real estate markets and tenant credit, taking the appropriate steps to generate organic growth through incremental redevelopment at our properties, managing our debt maturities, and determining whether our staffing and general and administrative expense is appropriate given our projected operating requirements.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes compensation decisions with respect to the compensation of Mr. H. Kerr Taylor, our Chairman, President and Chief Executive Officer, and establishes the general parameters within which he establishes the compensation for our other named executive officers and management team. The Compensation Committee also approves recommendations regarding equity awards to all of our other officers and employees.

Mr. Taylor reviews the performance of our other named executive officers and management team annually and makes recommendations to the Compensation Committee with respect to salary adjustments and annual award amounts. The Compensation Committee can exercise its discretion in modifying any recommended adjustment or award. The Compensation Committee also reviews the performance of our executive officers.

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Peer Groups for Executive Compensation Purposes

The Compensation Committee used the 2011 NAREIT Compensation and Benefits Survey and the 2012 National Real Estate Compensation and Benefits Survey prepared by CEL & Associates, Inc., or the Compensation Surveys, as well as SEC filings from the below peer group companies to assist it in considering compensation for our executive officers. Among other items, the Compensation Surveys provided company specific, sector specific and position specific compensation information including base salary, total annual cash compensation and long term compensation for various percentiles. The Compensation Committee relied on the Compensation Surveys to provide it with relevant market compensation data for our executive officers compared to the peer companies, sector averages and position averages in order to make compensation decisions for our executive officers. The information provided from the various REITs was based upon 2011 compensation data which was the most recent available data at such time.

The initial REIT peer group, based on companies with similar asset type, asset quality and overall investment strategy, included: Federal Realty Trust, American Assets Trust, Saul Centers, Acadia Realty Trust, Regency Centers, Weingarten Realty, Equity One and Urstadt Biddle. These companies had market capitalization ranging from approximately $620 million to $6.8 billion. Our equity capitalization at that time was approximately $283 million. We further refined the peer group for compensation purposes to those companies that more closely approximated our market capitalization, but that still have asset quality and investment strategy that is similar to ours. Therefore, the following REITs, whose equity capitalization ranged from approximately $620 million to $1.1 billion, comprised our peer group:

•         Urstadt Biddle Properties Inc.

•         Saul Centers Inc.

•         American Assets Trust Inc.

As our peer group still has a greater capitalization than AmREIT, we have further discounted our compensation metrics in order to more appropriately compare to the peer group. As we are able to grow our capitalization in relation to the peer group, it is anticipated that this additional discount will be reduced and that, as our equity capitalization becomes more comparable, we will not utilize the discount.

Total Compensation

In setting compensation for our named executive officers and management team, the Compensation Committee focuses on total annual compensation as well as the components of total annual compensation. For this purpose, total annual compensation consists of base salary, cash incentives at target levels of performance and long-term equity incentive compensation in the form of restricted stock. In setting the total annual compensation for our executive officers, the Compensation Committee evaluates market data provided by the Compensation Surveys, company specific filings, and information on the performance of each executive officer for the prior year and as compared to the peer group. This evaluation is comprised of both quantitative assessment as well as qualitative assessment. In order to remain competitive in the marketplace for executive talent, the target levels for the total annual compensation of our named executive officers and management team are set to the average of the peer group, and then discounted for size by approximately 55%. We believe that this is an appropriate target that contemplates both the quantitative and qualitative elements of each position and rewards for performance. In addition, each executive officer has corporate level quantitative goals, qualitative strategic goals and team oriented goals. The Compensation Committee believes that this approach allows us to attract and retain skilled and talented executives to guide and lead our business and supports a “pay for performance” culture. Additionally, to ensure that the company was aligned with stockholders, the named executive officers and management team subordinated 100% of their cash incentives to achieving the corporate Core FFO goal of $1.06 per share. Our 2012 target total compensation was comprised of the following components:

•         base salary: 37.8% of target total compensation;

•         cash incentives: 28.0% of target total compensation; and

•         equity incentives: 34.2% of target total compensation.

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Annual Cash Compensation

In order to remain competitive in the marketplace for executive talent, the targeted levels for the total annual compensation of our named executive officers and management team are set to the average of the peer group, and then discounted for size.

Base Salary. Each of our executive officers receives a base salary to compensate them for services performed during the year. When determining the base salary for each of our executive officers, the Compensation Committee considers the market levels of similar positions, discounted for size, at the peer group companies through the data provided to them by the Compensation Surveys and company specific filings, the performance of the executive officer, the experience of the executive officer in his position, and the other components of compensation and total compensation. The base salaries of our executive officers are established by the terms of their employment agreements. The executive officers are eligible for annual increases in their base salaries as determined by the Compensation Committee. The base salaries paid to our executive officers in 2012 are set forth below in the “Executive Compensation — Summary Compensation Table,” and were unchanged from 2011.

Annual Non-Equity Compensation. The Compensation Committee’s practice is to provide a significant portion of each executive officer’s compensation in the form of an annual cash bonus. These annual bonuses are primarily based upon quantifiable company performance objectives. This practice is consistent with our compensation objective of supporting a performance-based environment. The Compensation Committee makes an annual determination as to the appropriate company-wide goals and executive specific goals based upon its assessment of the company's strategic initiatives and objectives. Each year, the Compensation Committee sets for the executive officers the target bonus that may be awarded to those officers if the established goals are achieved. Additionally, the management team has recommended and the Compensation Committee has agreed, that the executive officers and employees will subordinate their annual cash bonus to the Company achieving its threshold Core FFO goal.

For 2012, the Compensation Committee established the following goals for Mr. Taylor, Mr. Braun and Mr. Tayar:

2012 Goal	2012 Actual	% of Company Goal	% Attained	Incentive paid, as Percentage of Base Salary
Increase Core FFO to $1.06 per share	$1.08	25%	100%	19.4%
Property NOI per approved budget	Partially Achieved	25%	87%	16.9%
Complete the public offering and listing of its shares	Achieved	25%	100%	19.4%
Grow assets by $60 million	Achieved	25%	100%	19.4%

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FFO is a non-GAAP financial measure, which in accordance with the National Association of Real Estate Investment Trusts is defined as net income (loss) computed in accordance with United States generally accepted accounting principles, excluding gains or losses from sales of FFO property and impairment charges on properties held for investment, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Core FFO is adjusted for the items that do not reflect ongoing property operations such as acquisition expense, write off of deferred financing costs, impairment recoveries/reserves and other non-recurring items. For a more detailed explanation of FFO and Core FFO, including a reconciliation to our net income, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K.

Based upon actual achievements, the Compensation Committee awarded Mr. Taylor $241,875, an amount which was 96.8% of his target bonus, Mr. Braun $160,702, which was 96.8% of his target bonus and Mr. Tayar 164,475, which was 96.8% of his target bonus.

Long-Term Incentive Compensation

We award long-term equity incentive grants to our executive officers as part of our overall compensation package. These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our stockholders. When determining the amount of long-term equity incentive awards to be granted to our executive officers, the Compensation Committee considered, among other things, the following factors, based upon current year performance and three-year historical performance: our business performance, such as growth in FFO and performance of real estate assets (including but not limited to occupancy, same property net operating income growth and leasing spreads); the responsibilities and performance of the executive, such as how they performed relative to their delineated goals; value created for our stockholders, such as total stockholder return (defined as distributions plus capital appreciation for a given year or period) compared to sector average and net asset value; strategic accomplishment, such as identifying strategic direction for us such as with Vision 2012; and direction of us and other market factors, and the strength of the balance sheet and debt maturities.

We compensate our executive officers for long-term service to us and for sustained increases in our share performances, through grants of restricted stock. Generally, restricted stock grants for the named executive officers vest over a seven-year period in equal annual installments, which the Compensation Committee believes appropriately aligns the interest of senior management with that of the stockholders. The aggregate value of the long-term incentive compensation granted is based upon established goals set by the Compensation Committee, including an assessment of FFO as compared to budgeted or targeted goals; FFO growth year over year as compared against the peer group; the identification of strategic initiatives, their execution and the anticipated long term benefits to stockholders; and overall stockholder value and performance based upon the above metrics and in relation to the peer group performance.

The Compensation Committee determines the number of shares of restricted stock and the period and conditions for vesting. The Compensation Committee awarded equity compensation to our executive officers and senior management team based on the strategic initiatives and decisions made during 2012 surrounding our Vision 2012 strategic plan and the real estate operating performance and success achieved during 2012. Based upon 2012 performance, the Chief Executive Officer received 26,500 shares of restricted Class B common stock that vest over seven years, the Chief Operating Officer and Chief Financial Officer received 9,000 shares of restricted Class B common stock that vest over seven years, and the Chief Investment Officer received 4,000 shares of restricted Class B common stock that vest over seven years.

In August 2012, we completed our successful initial public offering of our Class B common stock and simultaneous listing of such class on the NYSE. This was a concluding step in the Company’s strategic plan, Vision 2012. As such, the Compensation Committee determined that it was appropriate to make an additional restricted stock grant to the named executive officers for the multi-year effort and performance that it took to accomplish this significant goal for stockholders and to position the Company to execute upon a long term growth plan. The Chief Executive Officer received 126,563 shares of restricted Class B common stock that vest over ten years, the Chief Operating Officer and Chief Financial Officer received 59,063 shares of restricted Class B common stock that vest over ten years, and the Chief Investment Officer received 28,125 shares of restricted Class B common stock that vest over ten years, with shares vesting in seven equal installments on the fourth through the tenth anniversaries of the grant date.

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Perquisites and Other Personal Benefits

We provide our executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers.

We maintain a 401(k) retirement savings plan for all of our employees on the same basis, which provides matching contributions at the rate of 50% of the employees’ contributions, not to exceed 2% of those salaries. Executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.

We have entered into employment agreements with our senior executive officers, which provide severance payments under specified conditions within one year following a change in control. These severance agreements are described below under “Executive Compensation – Employment Agreements.” We believe that these agreements help us to retain executives who are essential to our long-term success.

Other Compensation Policies

Equity Grant Practices. All equity-based compensation awards to our executive officers are made under our 1999 Flexible Incentive Plan, which our stockholders approved. Our equity awards are determined and granted in the first quarter of each year, at the same time as management and the Compensation Committee conclude their evaluation of the performance of our senior executives as a group and each executive individually. In addition and from time to time, additional equity awards may be granted in connection with new hires or promotions. We have never granted options. Effective July 23, 2012, we amended the 1999 Flexible Incentive Plan to provide that all future awards are in, or related to, shares of our Class B common stock

Employment, Severance and Change of Control Agreements. We do, from time to time, enter into employment agreements with some of our senior executive officers, which we negotiate on a case-by-case basis in connection with a new employment arrangement or a new agreement governing an existing employment arrangement. Otherwise, our senior executives and other employees serve “at will.” Except as may be provided in these employment agreements or pursuant to our compensation plans generally, we have not entered into any separate severance or change of control agreements. For those of our senior executives who have employment agreements, these agreements generally provide for a severance payment for termination by us “without cause” or by the executive with “good reason” (each as defined in the applicable employment agreement and further described below under “Executive Compensation - Employment Agreements”) and change of control payments if employment is terminated following a change of control (as defined in the applicable employment agreement and further described below under “Executive Compensation - Employment Agreements”) in the range of two to 2.99 times the applicable executive’s annual salary and bonus. In addition, the employment agreements generally provide that equity grants will vest automatically on a change of control. These change of control arrangements are designed to compensate management in the event of a fundamental change in the company, and to provide an incentive to these executives to continue with us at least through such time. A more complete description of employment agreements, severance and change of control arrangements pertaining to named executive officers is set forth under “Executive Compensation – Employment Agreements.”

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Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code, or the Code, generally limits our ability to deduct, for federal income tax purposes, compensation in excess of $1 million to certain of our executive officers. However, certain performance-based compensation that is approved by our stockholders and that meets certain other requirements is not subject to Section 162(m). We did not pay any compensation during 2012, the deductibility of which would be limited by Section 162(m). We believe that, because we qualify as a real estate investment trust under the Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect our federal income tax liability. However, to the extent that compensation does not qualify for deduction under Section 162(m), our stockholders may recognize, for federal income tax purposes, a larger portion of our distributions as ordinary income rather than as a return of capital. We do not believe that Section 162(m) will materially affect the tax liabilities of our stockholders resulting from our distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly governed by Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and AmREIT’s Annual Report on Form 10-K.

Submitted by the Compensation Committee:

Brent M. Longnecker (Chairman)

Philip Taggart

H. L. “Hank” Rush, Jr.

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EXECUTIVE COMPENSATION

2012 Summary Compensation

The following table sets forth certain summary information for the years 2012, 2011 and 2010 with respect to the compensation earned by and awarded to each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
H. Kerr Taylor	2012	$350,000	$2,461,058	$241,875	$14,892	$3,067,825
President and Chief	2011	350,000	436,050	225,000	23,391	1,011,050
Executive Officer	2010	350,000	436,050	243,750	23,391	1,053,191

Chad C. Braun	2012	220,000	1,075,283	160,702	14,892	1,470,877
Executive Vice President,	2011	220,000	90,250	147,000	12,982	470,232
Chief Operating and	2010	198,000	90,250	159,700	12,982	460,932
Financial Officer,
Treasurer and Secretary

Tenel H. Tayar	2012	197,600	606,150	164,475	9,865	978,090
Senior Vice President and	2011	197,600	66,500	147,900	10,867	422,867
Chief Investment Officer	2010	190,000	66,500	162,450	10,867	429,817

____________________________

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are indicated in Note 2 to the “Notes to Consolidated Financial Statements” for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K. All shares of restricted stock vest over a period of five to ten years. See “Compensation Discussion and Analysis – Long Term Incentive Compensation” above for a more detailed discussion of vesting of restricted stock awards for our named executive officers. Amounts reflect grants of restricted stock made in the specified year based upon the Compensation Committee’s evaluation of performance in the previous year. For 2012, these amounts also include the one-time grants in connection with the initial public offering and listing of our Class B common stock. For more information, see “Grants of Plan-Based Awards.”
(2)	Non-Equity Incentive Plan Compensation represents the portion of the named executive officer’s incentive compensation that is paid in cash. These annual incentives are primarily based upon company performance objectives. For more information, see “Compensation Discussion and Analysis - Annual Cash Compensation - Annual Non-Equity Compensation.”
(3)	All Other Compensation includes amounts paid on behalf of each named executive officer for employer matching contributions to the tax-qualified 401(k) plan and insurance premiums paid as part of the employer-sponsored group benefit plans such as medical, dental, group life, and disability insurance, offered by us to all of our employees.

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Grants of Plan-Based Awards

The Compensation Committee determines the number of shares of restricted stock and the period and conditions for vesting. This determination is based on a review of the overall compensation plan for our named executive officers, the relation of stock and cash to total compensation and a comparison to our peer group. In 2012, based upon the Compensation Committee’s evaluation of 2011 performance, Mr. Taylor was awarded 32,300 shares of restricted Class A common stock that vest over seven years, Mr. Braun was awarded 9,650 shares of restricted Class A common stock that vest over seven years and Mr. Tayar was awarded 4,900 shares of restricted Class A common stock that vest over seven years. Based upon the Compensation Committee’s evaluation of 2012 performance, Mr. Taylor was awarded 26,500 shares of restricted Class B common stock that vest over seven years and 126,563 shares of restricted Class B common stock granted in connection with our initial public offering of our Class B common stock that vest over ten years, Mr. Braun was awarded 9,000 shares of restricted Class B common stock that vest over seven years and 59,063 shares of restricted Class B common stock granted in connection with our initial public offering of our Class B common stock that vest over ten years, and Mr. Tayar was awarded 4,000 shares of restricted Class B common stock that vest over seven years and 33,750 shares of restricted Class B common stock granted in connection with our initial public offering of our Class B common stock that vest over ten years. The grants in connection with our initial public offering were made in August 2012, and the additional grants based upon 2012 performance were made in March 2013. The average vesting of restricted stock for our peer group was approximately three years; however, the Compensation Committee believed that a seven year vesting with respect to the annual long-term equity incentive grants, and ten year vesting with respect to the one-time equity grants in connection with our initial public offering, was appropriate as it better aligned the interests of the named executive officers with the long-term interests of stockholders. The grants based upon 2011 and 2012 performance vest in equal annual installments over seven years. The grants made in connection with the initial public offering of our Class B common stock vest over ten years, with no shares vesting in years one through three, and shares vesting in equal annual installments on the fourth through the tenth anniversaries of the grant date.

Outstanding Equity Awards

The following table sets forth certain information with respect to the value of all shares previously awarded to our named executive officers as of December 31, 2012. Our Board of Directors has not granted any options to our named executive officers.

	Stock Awards
Name	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested(1) ($)
H. Kerr Taylor	244,766	$ 4,197,737	(2)

Chad C. Braun	92,676	1,978,328	(3)

Tenel H. Tayar	55,774	956,524	(4)

____________________________

(1)	The market value of shares that have not vested are calculated by using the closing market price of the Company’s Class B common stock on the NYSE as of December 31, 2012, or $17.15 per share.
(2)	6,771 shares vest in 2013, 11,362 shares vest in 2014, 34,696 shares vest in 2015, 34,696 shares vest in 2016, 67,408 shares vest in 2017, 29,130 shares vest in 2018, 24,541 shares vest in 2019, 18,081 shares vest in 2020 and 18,081 shares vest in 2021.
(3)	6,043 shares vest in 2013, 4,433 shares vest in 2014, 13,482 shares vest in 2015, 12,841 shares vest in 2016, 17,317 shares vest in 2017, 11,317 shares vest in 2018, 10,367 shares vest in 2019, 8,438 shares vest in 2020 and 8,438 shares vest in 2021.
(4)	4,354 shares vest in 2013, 3,324 shares vest in 2014, 8,005 shares vest in 2015, 7,572 shares vest in 2016, 10,573 shares vest in 2017, 6,502 shares vest in 2018, 5,802 shares vest in 2019, 4,821 shares vest in 2020 and 4,821 shares vest in 2021.

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Non-Qualified Deferred Compensation

We do not offer, and our named executive officers did not participate in, any non-qualified deferred compensation programs.

Employment Agreements

During 2012, the employment of our named executive officers (Messrs. Taylor, Braun and Tayar) and certain of our management team (Messrs. Scoville and Treadwell) was governed by employment agreements.

The agreements provide that during the term of the respective agreements, that officer’s base salary will not be reduced and that the officer will remain eligible for participation in our executive compensation and benefit programs. The employment agreements provide that each officer receive a base salary, is eligible to participate in our annual cash and share incentive awards as provided for in our “pay for performance” incentive plans as approved by our Compensation Committee, and is eligible to participate in all other employee benefit programs (such as medical insurance and 401(k) plan), which are applicable to all of our employees.

Each employment agreement provides that the respective officer may terminate the agreement at any time by delivering written notice of termination to us at least 30 days prior to the effective date of such termination, in which case he will be subject to a 12 month non-competition agreement and entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time.

The employment agreements provide that, if we terminate an officer’s employment without “cause” or the officer terminates his employment for “good reason” (each as defined below), the officer will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a cash payment equal to one times the officer’s annual base salary at the time of termination and one times the officer’s annual bonus, computed as the average of the last three years’ bonuses received by the officer, payable in equal monthly installments over 12 months;
•	all unvested restricted stock and equity interests will immediately vest; and
•	health and medical benefits shall continue for a period of one year.

For purposes of the employment agreements, “cause” has the following definition:

(A)	continued failure by the officer (other than for reason of mental or physical illness), after notice by us, to perform his duties;
(B)	intentional misconduct or gross negligence in the performance of the officer’s duties;
(C)	any act by the officer of fraud or dishonesty with respect to any aspect of our company’s business including, but not limited to, falsification of records;
(D)	conviction of the officer of a felony (or a plea of nolo contendere with respect thereto);
(E)	acceptance by the officer of employment with another employer; or
(F)	officer’s breach of certain sections of the employment agreement addressing confidential information and records, non-competition and solicitation of employees.
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For purposes of the employment agreements, “good reason” has the following definition:

(A)	a reduction by us, without the officer’s consent, in the officer’s position, duties, responsibilities or status with the company that represents a substantial adverse change from his position, duties, responsibilities or status, but specifically excluding any action in connection with the termination of the officer’s employment for death, disability, cause or by officer for normal retirement; provided, however, that our company (i) hiring or promoting of one or more new or existing employees to whom the officer may report or (ii) otherwise undertaking an internal reorganization that results in officer reporting to a new or different person shall not be considered “good reason”;
(B)	our requiring, as a condition of employment, the officer to relocate his employment more than 50 miles from the location of his principal office on the date of the employment agreement, without his consent;
(C)	any willful and material breach by us (or by the acquiring or successor business entity) of any material provision of the employment agreement or any other agreement between our company or any of its subsidiaries and the officer that, in any case, is not cured within 30 days of our receipt of written notice from officer of such breach; or
(D)	the failure by us to obtain the assumption of the employment agreement by any successor or assign of the company.

The employment agreements also provide for a “change of control” (as defined below) provision. On the date of a “change of control” all of the officer’s unvested restricted shares and equity interests will immediately vest. Additionally, if within a period beginning six months before, and ending 12 months after, the date of a “change of control,” the officer’s employment is terminated without cause or terminated for good reason, then the officer will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a cash payment equal to 2.99 times for Mr. Taylor, 2.5 times for Mr. Braun and 2.0 times for Messrs. Tayar, Treadwell and Scoville, the officer’s annual base salary at the time of termination and annual bonus, computed as the average of the last three years’ bonuses received by the officer, payable in equal monthly installments over twelve months; and
•	health and medical benefits for a period of one year.

For purposes of the employment agreement, a “change in control” shall be deemed to have occurred at such time as:

(A)	any “person” (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our voting securities representing more than 50% of our outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of our company or its subsidiaries; or
(B)	a plan of reorganization, merger, consolidation, sale of all or substantially all of our assets or similar transaction is approved or occurs or is effectuated pursuant to which we are not the resulting or surviving entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated only upon receipt of all required regulatory approvals not including the lapse of any required waiting periods; or
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(C)	a plan of liquidation of our company or an agreement for our sale or liquidation is approved and completed; or
(D)	the board determines in its sole discretion that a change in control has occurred, whether or not any event described above has occurred or is contemplated.

Each employment agreement expired on December 31, 2012; however, each agreement automatically renewed for a one year period pursuant to its terms, and each will continue to renew upon expiration for successive one-year periods until either party gives written notice of non-renewal, which will be subject to the terms and conditions of the employment agreement.

The following tables quantify compensation that would become payable under the employment agreements with Messrs. Taylor, Braun, and Tayar if the named executive officer’s employment had terminated on December 31, 2012. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Involuntary Termination Without Cause or Quit with Good Reason

Name and Principal Position	Salary(1)	Bonus(2)	Continuation of Health Benefits(3)	Value of Unvested Restricted Stock Awards(4)	Total

H. Kerr Taylor (President & CEO)	$350,000	$236,875	$13,145	$4,197,737	$4,797,757
Chad C. Braun (EVP, COO & CFO)	220,000	155,789	13,145	1,589,393	1,978,328
Tenel H. Tayar (SVP & CIO)	197,600	158,275	13,145	956,524	1,325,544

____________________________

(1)	Amount equal to one times annual base salary.
(2)	Amount equal to one times the average of the last three years’ bonuses.
(3)	Benefits amounts include the cost of continued medical and dental coverage to the executive, spouse and dependents for one year.
(4)	The value of the restricted stock is based upon the last reported price of our Class B common stock on the NYSE on December 31, 2012, or $17.15 per share.

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Involuntary Termination or Quit with Good Reason Following a Change in Control

Name and Principal Position	Salary(1)	Bonus(2)	Continuation of Health Benefits(3)	Value of Unvested Restricted Stock Awards(4)	Total

H. Kerr Taylor (President & CEO)	$1,046,500	$708,256	$13,145	$4,197,737	$5,965,638
Chad C. Braun (EVP, COO & CFO)	550,000	389,473	13,145	1,589,393	2,542,011
Tenel H. Tayar (SVP & CIO)	395,200	316,550	13,145	956,524	1,681,419

____________________________

(1)	Amount equal to 2.99 times annual base salary for Mr. Taylor, 2.5 times annual base salary for Mr. Braun, and 2.0 times annual base salary for Mr. Tayar.
(2)	Amount equal to 2.99 times the average of the last three years’ bonuses for Mr. Taylor, 2.5 times the average of the last three years’ bonuses for Mr. Braun, and 2.0 times the average of the last three years' bonuses for Mr. Tayar.
(3)	Benefits amounts include the cost of continued medical and dental coverage to the executive, spouse and dependents for one year.
(4)	The value of the restricted stock is based upon the last reported price of our Class B common stock on the NYSE on December 31, 2012, or $17.15 per share.

Director Compensation

It is the role of the Nominating and Corporate Governance Committee, on behalf of our Board of Directors, to review, approve and recommend to the Board of Directors any changes to the compensation of independent directors. The Board of Directors and the Nominating and Corporate Governance Committee believe that director compensation should fairly compensate directors for the work required by publicly-traded real estate investment trusts of comparable size and scope as AmREIT, that the compensation should align the directors’ interests with the long-term interests of stockholders and that the structure of the compensation should be simple, transparent and easy for stockholders to understand. Equity awards may be granted to our directors pursuant to our 1999 Flexible Incentive Plan. The cash and restricted stock compensation of non-employee directors for 2012 is set forth below.

	Cash	Stock
Annual Retainer	$15,000	1,000
Attendance Fee per Meeting of Board of Directors (in person)	1,250	—
Attendance Fee per Meeting of Board of Directors (via teleconference)	750	—
Attendance Fee per Meeting of Committee (in person)	1,250	—
Attendance Fee per Meeting of Committee (via teleconference)	750	—
Additional Retainer for Lead Independent Director	6,500	500
Additional Retainer for Chairman of Audit Committee	3,000	250
Additional Retainer for Chairman of the Compensation and Nominating and Corporate Governance Committees	1,500	150

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In 2012, each non-management director received an award of 1,000 shares of restricted stock that vested 33% on the date of grant and will vest ratably on each of the two grant date anniversaries thereafter. Additionally, Mr. Rush, our lead independent director, Mr. Pridgen, our Audit Committee Chair, Mr. Longnecker, our Compensation Committee Chair, and Mr. Cartwright, our Nominating and Corporate Governance Committee Chair received additional awards of 500, 250, 150 and 150 shares of restricted stock, respectively, that vest similarly. We reimburse our independent directors for all reasonable expenses incurred in connection with their service on the Board of Directors. Any director who is an employee of our company does not receive compensation for his service as a director.

In August 2012, we completed the successful initial public offering of our Class B common stock and simultaneous listing of such class on the NYSE. This was the concluding step in the Company's strategic plan, Vision 2012. As such, the Compensation Committee determined that it was appropriate to make an additional restricted stock grant to the Board of Directors for the multi-year effort and performance that it took to accomplish this significant goal for stockholders and to position to the Company to execute upon a long term growth plan. Each independent director received 5,208 shares of restricted stock that vest over ten years.

The following table provides compensation information for the one year period ended December 31, 2012 for each non-employee member of our Board of Directors:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Robert S. Cartwright, Jr. (2)	$27,750	$92,165	$119,915

Philip Taggart (3)	28,750	89,316	118,066

H. L. “Hank” Rush, Jr. (4)	31,000	98,820	129,820

Mack D. Pridgen III (5)	28,750	94,055	122,805

Brent M. Longnecker (6)	26,500	92,165	118,665

Scot J. Luther (7)	21,250	89,303	110,553

____________________________

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are indicated in Note 2 to the “Notes to Consolidated Financial Statements” for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K.
(2)	Mr. Cartwright holds an aggregate of 6,673 shares in unvested stock awards.
(3)	Mr. Taggart holds an aggregate of 6,483 shares in unvested stock awards.
(4)	Mr. Rush holds an aggregate of 7,116 shares in unvested stock awards.
(5)	Mr. Pridgen holds an aggregate of 6,807 shares in unvested stock awards.
(6)	Mr. Longnecker holds an aggregate of 6,671 shares in unvested stock awards.
(7)	Mr. Luther holds an aggregate of 6,483 shares in unvested stock awards.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of AmREIT’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of AmREIT’s independent registered public accounting firm. Each of the members of the Audit Committee qualifies as an “independent” director under the NYSE listing standards.

In overseeing the preparation of AmREIT’s financial statements, the Audit Committee met with both management and KPMG LLP, AmREIT’s independent registered public accounting firm, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and KPMG LLP.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of AmREIT’s independent auditor. The Audit Committee regularly meets in separate, private executive sessions with certain members of senior management and KPMG LLP. The Audit Committee has discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from AmREIT.

Based on the review and discussions referred to above, the Audit Committee recommended to AmREIT’s Board of Directors that AmREIT’s audited financial statements be included in AmREIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Audit Committee has selected and the Board of Directors has approved the appointment of KPMG LLP as AmREIT’s independent auditor.

Submitted by the Audit Committee of the Board of Directors:

Mack D. Pridgen III (Chairman)

Robert S. Cartwright, Jr.

Philip Taggart

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Board of Directors has appointed KPMG LLP to serve as AmREIT’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The appointment of this firm was recommended to the Board of Directors by the Audit Committee. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by KPMG LLP for the two most recent fiscal years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees (1)	$496,300	$558,260
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$496,300	$558,260

____________________________
(1)	Included in Audit Fees are fees paid to KPMG LLP for services performed in connection with the registration statement for our initial public offering of our Class B common stock in August 2012 and acquisition audits under SEC Regulation S-X Rule 3-14. During 2012 and 2011, these fees amounted to $187,540 and $244,260, respectively.

Pre-Approval Policies

Our Audit Committee, pursuant to its exclusive authority, has reviewed and approved all of the fees described above for 2012. The Audit Committee has also adopted pre-approval policies for all other services KPMG LLP may perform for us. The pre-approval policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the pre-approval policies will require the further advance review and approval of the Audit Committee. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the committee, provided that the Chairman reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee.

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PROPOSALS TWO AND THREE

CHARTER AMENDMENTS

Introduction

In August 2012, we completed an initial public offering of our Class B common stock, which is listed on the NYSE under the symbol “AMRE.” In connection with the offering, we changed the name of all of our then outstanding shares of “common stock” to “Class A common stock.” The voting, dividend and liquidation rights of the Class A common stockholders did not change with the change in the name of the class. In addition, we created a new class of common stock, par value $0.01 per share, titled “Class B common stock.” Our Class A common stock is identical to our Class B common stock except that our Class A common stock is not currently listed on a national securities exchange.

At the time of our public offering, we disclosed our intention to propose an amendment to our charter to change outstanding shares of Class A common stock into shares of Class B common stock and rename the single class “common stock.” To provide us with flexibility in the timing of issuing the additional shares of Class B common stock, our Board of Directors has approved, and is recommending that stockholders approve, (i) a proposal to amend our charter to change 50% of the outstanding shares of our Class A common stock into shares of Class B common stock, on a one-for-one basis (Proposal Two) and (ii) if Proposal Two is approved, a second proposal to amend our charter to change the remaining outstanding shares of our Class A common stock into shares of our Class B common stock, on a one-for-one basis, and to change each unissued share of Class A common stock into an unissued share of Class B common stock, on or before September 30, 2013 (Proposal Three). If both amendments to our charter are approved by our stockholders, our Board of Directors has approved a third amendment to our charter, to change the designation of our Class B common stock to “common stock.” The change in designation does not require stockholder approval.

Proposal Two: First Proposed Amendment

The full text of the first proposed amendment, to change 50% of our outstanding shares of Class A common stock into shares of our Class B common stock, on a one-for-one basis (the “First Proposed Amendment”) is set forth in the form of Articles of Amendment attached to this proxy statement as Appendix A (the “First Articles of Amendment”). A summary of the First Proposed Amendment to our charter is as follows:

(a)          Fifty percent (50%) of the issued and outstanding shares of Class A common stock shall be changed into an equal number of issued and outstanding shares of Class B common stock.

Proposal Three: Second Proposed Amendment

If the First Proposed Amendment is approved by our stockholders, our Board of Directors has approved a second proposed amendment (the “Second Proposed Amendment”) to our charter to change the remaining issued and outstanding shares of our Class A common stock and all unissued shares of our Class A common stock into shares of Class B common stock, on a one-for-one basis, on or before September 30, 2013. The full text of the Second Proposed Amendment is set forth in the form of Articles of Amendment attached to this proxy statement as Appendix B (the “Second Articles of Amendment”). A summary of the Second Proposed Amendment to our charter is as follows:

(a)          Each issued and outstanding share of Class A common stock shall be changed into one issued and outstanding share of Class B common stock; and

(b)          Each unissued share of Class A common stock shall be changed into one unissued share of Class B common stock.

33

If approved, our officers will have the ability to effect the Second Proposed Amendment at the same time as the First Proposed Amendment, shortly after the completion of our annual meeting, or at any time on or before September 30, 2013. Proposal Three (i.e., the Second Proposed Amendment) is conditioned upon the approval of Proposal Two (i.e., the First Proposed Amendment). If Proposal Two does not receive the necessary vote, then we will not complete the First or the Second Proposed Amendment.

Recommendation of the Board of Directors

Our Board of Directors believes that both the First Proposed Amendment and the Second Proposed Amendment to our charter are advisable and in the best interests of our company and our stockholders, and has unanimously approved both the First Proposed Amendment and the Second Proposed Amendment to our charter and unanimously recommends that you vote “FOR” Proposal Two to approve the First Proposed Amendment and “FOR” Proposal Three to approve the Second Proposed Amendment.

In recommending approval of Proposal Two and Proposal Three, our Board of Directors considered a variety of factors, including simplification of our capital structure by combining all of our outstanding shares into a single class, provision of liquidity to our Class A common stockholders who have held illiquid shares for a number of years and the possible effect on the trading price of our Class B common stock on the NYSE. Our Board of Directors also considered the views of our management, our Class B stockholders and the underwriters of our initial public offering in formulating its recommendation. By allowing our officers the flexibility to effect the Second Proposed Amendment anytime on or prior to September 30, 2013, we believe we have the ability to lessen the impact on volume and trading price of our Class B common stock. Although this discussion of the information and factors considered by our Board of Directors is believed to include the material factors considered by our Board of Directors, it is not intended to be exhaustive and may not include all of the factors considered by our Board of Directors. In reaching its determination to approve and recommend the First Proposed Amendment and the Second Proposed Amendment to our charter, our Board of Directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the proposals are advisable and in the best interests of the company and our stockholders. Rather, our Board of Directors based its position and recommendations on the totality of the information presented to, and factors considered by, it. In addition, individual directors may hold shares of Class A or Class B common stock, as set forth under “Security Ownership of Certain Beneficial Owners and Management,” and therefore may have an interest in the approval of the proposed amendments.

Purpose of Proposed Amendments and Effect on Existing Class A and Class B Stockholders

The purpose and ultimate effect of both proposed amendments to our charter will be to simplify our capital structure by combining our outstanding common stock into a single class, simplify communication with stockholders and provide liquidity to our Class A common stockholders. Because shares of our Class A common stock and Class B common stock currently have equal voting, dividend and liquidation rights, the amendments to our charter will have no effect on the proportional ownership interests, voting, dividend or liquidation rights of our existing Class A or Class B common stockholders.

As of March 4, 2013, we had 11,657,563 shares of Class A common stock outstanding. Because shares of our Class A common stock are not listed on a national securities exchange, holders of those shares have had limited ability to liquidate their investments. Following the effectuation of the proposed amendments to our charter, there may be an increased demand, or a perception that there will be an increased demand, to sell shares of our Class B common stock in the short term, which could create downward pressure on the trading price of our Class B common stock. As a result, we cannot assure you that the trading price of our Class B common stock will not decline significantly following the change of shares of our Class A common stock into shares of our Class B common stock.

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Comparison of Class A Common Stock to Class B Common Stock

Set forth below is a brief comparison of the rights of the Class A and Class B common stockholders.

	Class A Common Stock	Class B Common Stock
Public Market	None.	Listed on NYSE under the symbol “AMRE.”
Voting Rights	One vote per share on all matters submitted to a vote of stockholders.	One vote per share on all matters submitted to a vote of stockholders.
Distribution Rights	Entitled to such distributions as may be authorized from time to time by our Board of Directors in its discretion.	Entitled to such distributions as may be authorized from time to time by our Board of Directors in its discretion.
Liquidation Rights	Entitled to liquidation payments equal to pro rata interest in all of our assets after payment of all claims and obligations, including any senior securities.	Entitled to liquidation payments equal to pro rata interest in all of our assets after payment of all claims and obligations, including any senior securities.

Implementation of Amendments

If approved by our stockholders at the Annual Meeting, the First Proposed Amendment will be effected by filing the First Articles of Amendment with the State Department of Assessments and Taxation of Maryland (the “SDAT”) shortly after the completion of the Annual Meeting and will become effective upon filing with and acceptance for record by the SDAT. If the Second Proposed Amendment is approved by our stockholders, our officers will file the Second Articles of Amendment with the SDAT simultaneously with the filing of the First Articles of Amendment or at any time on or before September 30, 2013, the timing of which will be within the sole discretion of management taking into account market conditions and the potential impact of the volume and trading price of our Class B common stock. If the charter amendments are not effected simultaneously, holders of Class A common stock will first have their shares changed from Class A to Class B on a pro rata basis. For example, if you currently own 100 shares of Class A common stock, then upon the filing of the First Articles of Amendment your holdings will be changed into 50 shares of Class A common stock and 50 shares of Class B common stock. Upon the filing of the Second Articles of Amendment, all remaining shares of Class A common stock will be changed into shares of Class B common stock. If both proposed amendments are approved by our stockholders, our Board of Directors has also approved a third amendment to our charter to change the designation of our Class B common stock to “common stock.” The change in designation does not require stockholder approval, and such amendment will be filed with the SDAT immediately following the Second Articles of Amendment.

Appraisal Rights

Under Maryland law and our charter, you will not be entitled to rights of appraisal with respect to either the First Proposed Amendment or the Second Proposed Amendment. Accordingly, to the extent that you object to the proposed amendments, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Class A or Class B common stock under the provisions of Maryland law governing appraisal rights.

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Vote Required

Approval of each of the First Proposed Amendment and the Second Proposed Amendment to our charter requires the affirmative vote of the holders of at least a majority of our outstanding common stock entitled to vote thereon. Holders of Class A and Class B common stock vote together as a single class and are entitled to one vote for each share of Class A or Class B common stock that they owned as of the record date. If you abstain from voting on either the First Proposed Amendment or the Second Proposed Amendment, or fail to give voting instructions to your broker, bank or other agent, it will have the same effect as a vote against such proposal. Executed proxies received without instructions will be voted FOR approval of the First Proposed Amendment and the Second Proposed Amendment unless stockholders subsequently designate otherwise.

Our Board of Directors unanimously recommends that you vote “FOR” the First Proposed Amendment and “FOR” the Second Proposed Amendment to our charter.

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PROPOSAL FOUR
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) provides our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward the achievement of specific annual, long-term and strategic goals by the company and to align executives’ interests with those of the stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Also, as previously described in the “Compensation Discussion and Analysis,” in August 2012 we completed our successful public offering and listing our Class B common stock on the NYSE. This was a concluding step in our strategic plan, Vision 2012, and therefore, the Compensation Committee determined that it was appropriate to make an additional restricted stock grant to the named executive officers for the multi-year effort and performance that it took to accomplish this significant goal for stockholders and to position the Company to execute upon a long-term growth plan.

We encourage you to carefully review the section of this proxy statement titled “Compensation Discussion and Analysis” for additional details on our executive compensation program as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the 2012 compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as set forth in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the annual meeting.

“RESOLVED, that the stockholders of AmREIT approve, on an advisory basis, the compensation of AmREIT’s named executive officers, as disclosed pursuant to item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the company, our Board of Directors or our Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Our Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers such as Proposal Four (advisory (non-binding) vote on executive compensation). By voting, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every “1 YEAR,” “2 YEARS,” or “3 YEARS.”

After careful consideration, our Compensation Committee and our Board of Directors have determined that an advisory vote on executive compensation that occurs every “3 YEARS” is the most appropriate option for AmREIT, and, therefore, our Board of Directors recommends that you vote for a frequency of “3 YEARS” for the advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of once every three years, the Board considered that our executive compensation program is designed in large part to create long-term stockholder value; therefore, the Board of Directors believes that holding an advisory vote on executive compensation every three years is sufficient and appropriate to assess whether the compensation program is sufficiently motivating our named executive officers and driving stockholder value. If we were to hold such votes more frequently, we believe the potential for substantial changes in compensation programs as a result of those votes could be disruptive to the incentives being provided to our named executive officers to maximize long-term stockholder value. We will continue to disclose our executive compensation program during the period between advisory votes on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of “1 YEAR,” “2 YEARS,” or “3 YEARS” or abstain from voting.

The vote for this Proposal Five is advisory and is therefore not binding upon the Compensation Committee, our Board of Directors or AmREIT. Accordingly, although we value the opinions of our stockholders and carefully consider their concerns, the Compensation Committee and our Board of Directors may decide that it is in the best interests of our stockholders and AmREIT to hold an advisory vote on executive compensation more or less frequently than the option that is approved by our stockholders.

Our Board of Directors unanimously recommends that you select “3 YEARS” on the proposal concerning the frequency of future advisory votes on executive compensation.

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STOCKHOLDER PROPOSALS

Our annual meeting of stockholders is generally held in either April or May of each year. We will consider for inclusion in our proxy materials for the 2014 Annual Meeting of Stockholders proposals that are received no later than November 11, 2013 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and our bylaws. Stockholders must submit their proposals to our Corporate Secretary, Chad C. Braun, at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2014 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than October 12, 2013 and no later than November 11, 2013.

ANNUAL REPORT

Our Annual Report, as filed with the SEC, is being sent with this proxy statement and is also available on the Stockholder Relations page of our corporate website at www.amreit.com under the category “SEC Filings.” If you wish to receive a copy of our Annual Report, as well as a copy of any exhibit specifically requested, we will mail these documents to you without charge. Requests should be sent to our Corporate Secretary, Chad C. Braun, at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046. A copy of our Annual Report has also been filed with the SEC and may be accessed from the SEC’s website at www.sec.gov. The Annual Report is not to be deemed a part of our proxy materials.

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OTHER BUSINESS

We are not aware of any other matters that are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the Annual Meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this Proxy Statement as recommended by the Board of Directors, or, if no such recommendation is given, in their own discretion.

By Order of the Board of Directors,

Chad C. Braun

Secretary

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APPENDIX A – FIRST ARTICLES OF AMENDMENT

amREIT, Inc.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:  The charter (the “Charter”) of AmREIT, Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that, upon the acceptance of these Articles of Amendment for record by the State Department of Assessments and Taxation of Maryland (the “Effective Time”), fifty percent (50%) of the issued and outstanding shares of Class A common stock, $0.01 par value per share, of the Corporation immediately prior to the Effective Time shall be changed into an equal number of issued and outstanding shares of Class B common stock, $0.01 par value per share, of the Corporation.

SECOND:  The amendment to the Charter as set forth above has been duly approved by the Board of Directors of the Corporation and approved by stockholders of the Corporation entitled to vote thereon as required by law.

THIRD:  There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH:  The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary on this ______ day of April, 2013.

ATTEST:			AmREIT, Inc.

By:			By:		(SEAL)
	Name:	Chad C. Braun	Name:	H. Kerr Taylor
	Title:	Secretary	Title:	Chairman and Chief Executive

A-2

appendix b – second articles of amendment

amREIT, Inc.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:  The charter (the “Charter”) of AmREIT, Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that, upon the acceptance of these Articles of Amendment for record by the State Department of Assessments and Taxation of Maryland (the “Effective Time”), (a) each issued and outstanding share of Class A common stock, $0.01 par value per share, of the Corporation immediately prior to the Effective Time shall be changed into one issued and outstanding share of Class B common stock, $0.01 par value per share, of the Corporation and (b) each unissued share of Class A common stock, $0.01 par value per share, of the Corporation immediately prior to the Effective Time shall be changed into one unissued share of Class B common stock, $0.01 par value per share, of the Corporation.

SECOND:  The amendment to the Charter as set forth above has been duly approved by the Board of Directors of the Corporation and approved by stockholders of the Corporation entitled to vote thereon as required by law.

THIRD:  There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH:  The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

B-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary on this ___ day of ______________, 2013.

ATTEST:			AmREIT, Inc.

By:			By:		(SEAL)
	Name:	Chad C. Braun	Name:	H. Kerr Taylor
	Title:	Secretary	Title:	Chairman and Chief Executive

B-2



AMREIT, INC.
8 Greenway Plaza, Suite 1000
Houston, TX 77046
This Proxy is Solicited to all AmREIT, Inc. Stockholders
on Behalf of the Board of Directors.

          The stockholder of AmREIT, Inc., a Maryland corporation, whose name and signature appear on the reverse side of this card, having received the notice of the Annual Meeting of stockholders and the related proxy statement for the AmREIT, Inc. Annual Meeting of stockholders to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas, on Thursday, April 18, 2013 at 10:00 A.M., Central Daylight Time, hereby appoints H. Kerr Taylor and Chad Braun, or each of them, the proxies of the stockholder, each with full power of substitution, to vote at the Annual Meeting, and at any adjournments or postponements of the Annual Meeting, all common shares, par value $0.01 per share, held of record by the stockholder on March 4, 2013 in the manner shown on the reverse side of this card.

          This proxy is solicited by the Board of Directors and the shares of common stock represented hereby will be voted in accordance with the stockholder's directions on the reverse side of this card. If no direction is given, then the shares represented by this proxy will be voted FOR each of the nominees for director set forth in proposal 1, FOR the amendments to our charter set forth in proposals 2 and 3, FOR the advisory vote on executive compensation in proposal 4, for 3 YEARS with respect to the frequency of holding an advisory vote on executive compensation in proposal 5, and in the proxies' discretion on any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934, as amended.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

(Continued and to be signed on the reverse side.)	14475

ANNUAL MEETING OF STOCKHOLDERS OF

AmREIT, Inc.

April 18, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON APRIL 18, 2013:
The proxy statement and the AmREIT, Inc. Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17627.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â	Please detach along perforated line and mail in the envelope provided.	â

20730300304000000000 2	041813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES SET FORTH IN ITEM 1,
“FOR” PROPOSALS 2, 3, AND 4, AND FOR “3 YEARS” ON PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.			Election of Board of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	¡	Robert S. Cartwright, Jr.
		¡	Brent Longnecker
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Scot Luther
		¡	Mack Pridgen
		¡	H. L. “Hank” Rush, Jr.
☐	FOR ALL EXCEPT (See instructions below)	¡	Philip Taggart
		¡	H. Kerr Taylor

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to our charter to change 50% of the outstanding shares of our Class A common stock into shares of Class B common stock on a one-for-one basis.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.

If Proposal 2 is approved, to approve an amendment to our charter to change the remaining outstanding and unissued shares of our Class A common stock into shares of our Class B common stock on a one-for-one basis, on or before September 30, 2013.

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To approve in an advisory (non-binding) vote, the compensation of our named executive officers.	☐	☐	☐

	3 years	2 years	1 year	ABSTAIN
5.	To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years. ☐	☐	☐	☐

6.	To transact any other business, properly brought before the annual meeting or any adjournments or postponements thereof.

This proxy, when properly executed and delivered, will be voted as specified. If no specification is made, this proxy will be voted FOR each of the nominees set forth in proposal 1, “FOR” Proposals 2, 3, and 4, and for “3 YEARS” on Proposal 5. The proxies cannot vote your shares unless you sign and return this card.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

AmREIT, Inc.

April 18, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 18, 2013:
The proxy statement and the AmREIT, Inc. Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17627.
â	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	â

20730300304000000000 2	041813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES SET FORTH IN ITEM 1,
“FOR” PROPOSALS 2, 3, AND 4, AND FOR “3 YEARS” ON PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.			Election of Board of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	¡	Robert S. Cartwright, Jr.
		¡	Brent Longnecker
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Scot Luther
		¡	Mack Pridgen
		¡	H. L. “Hank” Rush, Jr.
☐	FOR ALL EXCEPT (See instructions below)	¡	Philip Taggart
		¡	H. Kerr Taylor

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to our charter to change 50% of the outstanding shares of our Class A common stock into shares of Class B common stock on a one-for-one basis.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.

If Proposal 2 is approved, to approve an amendment to our charter to change the remaining outstanding and unissued shares of our Class A common stock into shares of our Class B common stock on a one-for-one basis, on or before September 30, 2013.

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To approve in an advisory (non-binding) vote, the compensation of our named executive officers.	☐	☐	☐

	3 years	2 years	1 year	ABSTAIN
5.	To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years. ☐	☐	☐	☐

6.	To transact any other business, properly brought before the annual meeting or any adjournments or postponements thereof.

This proxy, when properly executed and delivered, will be voted as specified. If no specification is made, this proxy will be voted FOR each of the nominees set forth in proposal 1, “FOR” Proposals 2, 3, and 4, and for “3 YEARS” on Proposal 5. The proxies cannot vote your shares unless you sign and return this card.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.